Exhibit 13.5



     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




The certification set forth below is being submitted in connection with the Annual Report on December 31, 2003 for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Federici Guedes, the Chief Executive Officer and Principal Financial Officer of Localiza Master Franchisee Argentina S.A., certifies that, to the best of his respective knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Localiza Master Franchisee Argentina S.A


Belo Horizonte, June 29, 2004


                               By:      /s/ Federici Guedes
                                       -----------------------------------------
                                       Name:  Federici Guedes
                                       Title: Chief Executive Officer and
                                              Principal  Financial Officer
                                       Date:  June 29, 2004